EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS THIRD QUARTER 2021 RESULTS
Gross Assets Under Management $7.8 Billion at Quarter End
Year-to-Date $0.9 Billion of Capital Raised at Advised REITs
Company Increases Focus on Growing AUM
JSAV Rebrands as INSPIRE; Achieves 385% Revenue Growth in the Quarter
Strong Third-Party Growth at Remington and at Premier
RED Hospitality & Leisure Expands to the Ritz-Carlton Turks & Caicos

DALLAS, October 27, 2021 - Ashford Inc., an alternative asset management company with a portfolio of strategic operating businesses (NYSE American: AINC) (“Ashford” or the “Company”), today reported the following results and performance measures for the third quarter ended September 30, 2021. Unless otherwise stated, all reported results compare the third quarter ended September 30, 2021, with the third quarter ended September 30, 2020 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW
•High-growth, fee-based business model
•Diversified platform of multiple fee generators
•Four paths to growth:
•Recovery of the hospitality industry;
•Increase assets under management (AUM);
•Growth of third-party business; and
•Acquisition or incubation of additional businesses
•Highly-aligned management team with superior long-term track record
•Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS
•Net loss attributable to common stockholders for the quarter was $(9.2) million, or $(3.64) per diluted share. Adjusted net income for the quarter was $8.4 million, or $1.11 per diluted share.
•Total revenue, excluding cost reimbursement revenue, for the quarter was $48.3 million, reflecting a 74% growth rate over the prior year quarter.
•Adjusted EBITDA for the quarter was $12.6 million, reflecting an 85% growth rate over the prior year quarter.
•At the end of the third quarter, the Company had approximately $7.8 billion of gross assets under management.
•At the end of the third quarter, the Company’s advised REITs had total net working capital of $896 million.
•As of September 30, 2021, the Company had corporate cash of approximately $34.0 million.

Ashford Reports Third Quarter Results

October 27, 2021

OPENKEY UPDATE
Ashford currently owns a 75% interest in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. OpenKey continues to expand its platform with 267 hotels under contract at the end of the third quarter. As the hospitality industry strives to implement measures to provide a clean and safe environment for guests, the Company expects that the digital benefits OpenKey offers, such as automated check-in (bypassing the front desk), keyless entry, and secure digital key capability, will continue to gain accelerated adoption and growth at hotels nationwide. To that end, during the quarter, OpenKey announced a partnership with Adrift Hospitality, a collection of boutique coastal properties in the Pacific Northwest, to provide guests with contactless services across their portfolio of 8 properties. OpenKey has seen significant growth from its Master Services Agreement with Four Seasons Hotels & Resorts and there are currently 15 Four Seasons properties utilizing Openkey. Revenue for OpenKey increased 48% in the third quarter over the prior year quarter.

ASHFORD SECURITIES UPDATE
The Company formed Ashford Securities as a dedicated capital raising platform to fund investment opportunities sponsored and asset-managed by Ashford. Types of capital raised may include, but are not limited to, non-traded preferred equity, non-traded convertible preferred equity, and non-traded REIT common equity (for future platforms). In the fourth quarter of 2019, Braemar announced that it had filed a registration statement for a non-traded preferred equity security via Ashford Securities. Additionally, Ashford Securities became a FINRA member firm in February 2020 and has recently started raising non-traded preferred equity for Braemar. To date, Ashford Securities has raised $9.3 million in net proceeds of Braemar’s non-traded preferred stock. Longer term, the Company believes there is a substantial opportunity to offer differentiated alternative investment products through financial intermediaries to help investors further diversify their portfolios.

REMINGTON UPDATE
Remington’s high-margin, low-capex Hotel Management business continues to pursue third-party growth. Since initiating its efforts to pursue third-party business beginning in the fourth quarter of 2019, Remington has signed 11 third-party hotel management contracts. In the third quarter, Remington generated hotel management fee revenue of $7.8 million, Net Income Attributable to the Company of $1.0 million, and Adjusted EBITDA of $4.1 million.

LISMORE CAPITAL UPDATE
During the first quarter of 2020, Ashford Trust and Braemar entered into agreements with Lismore Capital (“Lismore”) for Lismore to seek modifications, forbearances or refinancings of Ashford’s advised REITs’ debt totaling approximately $5.1 billion across over 40 different loans. This was a critical effort in maintaining the advised REITs’ viability during the pandemic. Lismore has been successful in obtaining forbearance and other agreements with the lenders for the advised REITs’ loans totaling approximately 92% of their outstanding loan balances at the time of the engagement. Lismore recognized total revenue of $3.2 million during the third quarter.

PREMIER UPDATE
Premier provides comprehensive and cost-effective architecture, design, development, and project management services. It also provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Ashford Trust and Braemar hotels. Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. Similar to Remington, Premier has also made a concerted effort to grow its third-party business, and to date Premier has signed 27 third-party

Ashford Reports Third Quarter Results

October 27, 2021

engagements. In the third quarter, Premier generated $2.2 million of design and construction fee revenue, Net Loss Attributable to the Company of $(2.4) million, and Adjusted EBITDA of $(34,000).

INSPIRE UPDATE
Subsequent to quarter end, J&S Audio Visual (“JSAV”), completed a strategic rebranding and is now named INSPIRE. Throughout its 35-year history, the full-service event technology company has developed creative and individualized event production solutions. The new name, INSPIRE, reflects the energy and momentum the company brings to each of its clients and the aspiration to create events that move people. INSPIRE provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making INSPIRE a leading single-source solution for its clients’ meeting and event needs. During the third quarter of 2021, INSPIRE had revenue of $15.1 million, Net Loss Attributable to the Company of $(1.2) million, and Adjusted EBITDA of $1.9 million. Third quarter revenue growth was 385% over the prior year quarter.

RED HOSPITALITY & LEISURE UPDATE
The Company currently owns a 98% interest in RED Hospitality & Leisure (“RED Hospitality”). RED Hospitality is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands (“USVI”), Florida and Turks & Caicos. RED Hospitality currently provides beach, watersports and excursion services, and ferry services in the USVI, Key West, Florida and Turks & Caicos. RED Hospitality has several potential avenues for future growth including opportunities to expand into other hotels at Ashford-advised REITs or non-Ashford hotels in the USVI, elsewhere in the Caribbean, and in the U.S. During the quarter, RED Hospitality began operations at The Ritz-Carlton Turks & Caicos resort to provide services including watersports, beach and recreation operations, as well as destination and transportation services to the property. In the third quarter, RED Hospitality generated $6.7 million of revenue, Net Income Attributable to the Company of $0.8 million, and $1.8 million of Adjusted EBITDA. Third quarter revenue growth was 168% over the prior year quarter.

PURE ROOMS UPDATE
The Company currently owns a 70% controlling interest in Pure Wellness (“Pure”), a leading provider of hypo-allergenic hotel rooms in the United States.  Its Pure Rooms offering utilizes state-of-the-art purification technology to create allergy-friendly guestrooms. Pure has also recently expanded into the commercial office industry and has signed up 27 offices to date to utilize its Pure Office product.

As the hospitality and commercial office industries strive to implement measures to provide a clean and safe environment for guests and workers, the Company expects that the health and wellness benefits Pure offers - including its air purification technology - will gain accelerated adoption and growth at hotels and offices nationwide. Pure transforms interior spaces into world-class wellness environments that protect against viral and bacterial contaminants and promote overall wellbeing.

FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $(9.2) million, or $(3.64) per diluted share. Adjusted net income for the quarter was $8.4 million, or $1.11 per diluted share.

For the quarter ended September 30, 2021, base advisory fee revenue was $10.0 million. The base advisory fee revenue in the third quarter was comprised of $7.3 million from Ashford Trust and $2.8 million from Braemar.

Adjusted EBITDA for the quarter was $12.6 million, reflecting a growth rate of 85% over the prior year quarter.

Ashford Reports Third Quarter Results

October 27, 2021

CAPITAL STRUCTURE
At the end of the third quarter of 2021, the Company had approximately $7.8 billion of gross assets under management from its advised platforms. The Company had corporate cash of $34.0 million and 7.6 million fully diluted shares. The Company’s fully diluted shares include 4.3 million common shares associated with its Series D convertible preferred stock. The Company had $59.7 million of loans at September 30, 2021, of which approximately $0.4 million related to its joint venture partners’ share of such loans.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS
•Ashford Trust reported Adjusted EBITDAre of $46.8 million for the third quarter.
•Year-to-date, Ashford Trust has raised approximately $550.8 million from the sale of shares of its common stock.
•Since beginning its initiative to exchange its preferred stock for common stock, Ashford Trust has exchanged approximately 15.9 million shares of its preferred stock, representing approximately 70.2% of its preferred share count prior to the exchanges and approximately $396.5 million of liquidation value, into approximately 11.5 million common shares.

BRAEMAR HOTELS & RESORTS HIGHLIGHTS
•Braemar reported Adjusted EBITDAre of $21.9 million for the third quarter.
•Year-to-date, Braemar has raised approximately $102.4 million from the sale of shares of its common stock.
•Year-to-date, Braemar has raised approximately $9.3 million in net proceeds from the sale of its Non-Traded Preferred Stock.
•During the quarter, Braemar completed the acquisition of the 138-room Mr. C Beverly Hills Hotel in Los Angeles, California for total consideration of $77.9 million.

“We’re confident that the Ashford group of companies is well-positioned to capitalize on the continuing recovery in the hospitality industry, and we remain focused on their future strategic objectives,” commented Jeremy J. Welter, Ashford’s President and Chief Operating Officer. “Ashford has an unwavering commitment to maximize value for our shareholders, and we believe the proactive and disciplined actions we have undertaken reflect that commitment. Looking at our advised platforms, our REITs have stabilized. Braemar, with the highest quality portfolio in the public markets, is back on offense and further diversified its luxury portfolio with the acquisition of the Mr. C, and Ashford Trust has significantly bolstered its liquidity and remains well-positioned with its geographically diverse portfolio and exposure to transient leisure customers. Looking ahead to the remainder of 2021 and 2022, both of our advised REITs are poised for further growth.”

Mr. Welter continued, “Other areas of our business, like INSPIRE, are also benefitting from a strong increase in demand, while Remington and Premier both realized solid third-party business growth and RED Hospitality expanded its business to the Turks & Caicos. Moving forward, as the recovery in the lodging industry gains momentum, we believe Ashford is uniquely positioned to outperform. We remain focused on our unique investment strategy to strategically invest in operating companies that service the hospitality industry and act as an accelerator to grow these companies. With our talented and dedicated management team, along with our long-term strategy on finding growth opportunities in our business, I am excited about the future prospects for our Company.”

Ashford Reports Third Quarter Results

October 27, 2021

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Thursday, October 28, 2021, at 12:00 p.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Thursday, November 4, 2021, by dialing (412) 317-6671 and entering the confirmation number, 13722818.

The Company will also provide an online simulcast and rebroadcast of its third quarter 2021 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company’s website, www.ashfordinc.com on Thursday, October 28, 2021, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance, which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to (a) GAAP net income (loss) as an indication of our financial performance or (b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Reports on Form 8-K.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.  Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *

Ashford is an alternative asset management company with a portfolio of strategic operating businesses that provides global asset management, investment management and related services to the real estate and hospitality sectors.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, including one or more possible recurrences of COVID-19 case surges that would cause state and local governments to reinstate travel restrictions and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to maintain

Ashford Reports Third Quarter Results

October 27, 2021

compliance with NYSE American LLC continued listing standards; our ability to regain Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$40,210	$45,270
Restricted cash	34,554	37,396
Restricted investment	636	290
Accounts receivable, net	7,369	3,458
Due from affiliates	513	353
Due from Ashford Trust	2,068	13,198
Due from Braemar	600	2,142
Inventories	1,726	1,546
Prepaid expenses and other	7,083	7,629
Total current assets	94,759	111,282
Investments in unconsolidated entities	3,548	3,687
Property and equipment, net	83,708	88,760
Operating lease right-of-use assets	27,678	30,431
Goodwill	56,622	56,622
Intangible assets, net	251,113	271,432
Other assets	4,572	3,225
Total assets	$522,000	$565,439
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$34,120	$40,378
Dividends payable	33,928	16,280
Due to affiliates	10	1,471
Deferred income	5,215	12,738
Deferred compensation plan	12	29
Notes payable, net	5,868	5,347
Finance lease liabilities	1,009	841
Operating lease liabilities	3,640	3,691
Other liabilities	26,590	29,905
Total current liabilities	110,392	110,680
Deferred income	14,267	8,621
Deferred tax liability, net	32,735	37,904
Deferred compensation plan	2,846	1,678
Notes payable, net	53,573	57,349
Finance lease liabilities	43,686	43,143
Operating lease liabilities	24,172	26,881
Total liabilities	281,671	286,256

MEZZANINE EQUITY
Series D Convertible Preferred Stock, $0.001 par value, 19,120,000 shares issued and outstanding, net of discount, as of September 30, 2021 and December 31, 2020	477,880	476,947
Redeemable noncontrolling interests	60	1,834
EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.001 par value, 3,022,670 and 2,868,288 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	293,562	293,597
Accumulated deficit	(529,992)	(491,483)
Accumulated other comprehensive income (loss)	(1,032)	(1,156)
Treasury stock, at cost, 49,185 and 32,031 shares at September 30, 2021 and December 31, 2020, respectively	(591)	(438)
Total equity (deficit) of the Company	(238,050)	(199,477)
Noncontrolling interests in consolidated entities	439	(121)
Total equity (deficit)	(237,611)	(199,598)
Total liabilities and equity (deficit)	$522,000	$565,439

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUE
Advisory services:
Base advisory fees	$10,012	$11,040	$29,743	$33,707
Incentive advisory fees	—	(339)	—	—
Other advisory revenue	131	131	389	391
Hotel management:
Base management fees	6,166	3,777	15,331	13,592
Incentive management fees	1,584	—	3,406	—
Design and construction fees	2,202	1,790	5,611	7,780
Audio visual	15,108	3,114	28,170	33,758
Other	13,104	8,222	35,899	18,250
Cost reimbursement revenue	54,048	28,133	136,079	127,830
Total revenues	102,355	55,868	254,628	235,308
EXPENSES
Salaries and benefits	12,877	12,143	43,956	40,087
Non-cash equity-based compensation	910	1,776	3,650	4,088
Cost of revenues for design and construction	1,032	703	2,812	3,032
Cost of revenues for audio visual	11,353	3,126	22,611	25,872
Depreciation and amortization	8,056	10,094	24,454	30,172
General and administrative	7,591	5,441	18,799	15,696
Impairment	1,160	—	1,160	178,213
Other	4,758	9,147	13,428	14,734
Reimbursed expenses	53,991	28,072	135,816	127,638
Total operating expenses	101,728	70,502	266,686	439,532
OPERATING INCOME (LOSS)	627	(14,634)	(12,058)	(204,224)
Equity in earnings (loss) of unconsolidated entities	12	48	(160)	301
Interest expense	(1,290)	(1,259)	(3,845)	(3,681)
Amortization of loan costs	(78)	(86)	(209)	(242)
Interest income	72	—	207	29
Realized gain (loss) on investments	370	—	(3)	(386)
Other income (expense)	29	(44)	(256)	(499)
INCOME (LOSS) BEFORE INCOME TAXES	(258)	(15,975)	(16,324)	(208,702)
Income tax (expense) benefit	(98)	1,835	1,550	7,404
NET INCOME (LOSS)	(356)	(14,140)	(14,774)	(201,298)
(Income) loss from consolidated entities attributable to noncontrolling interests	180	319	509	757
Net (income) loss attributable to redeemable noncontrolling interests	13	604	208	1,688
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(163)	(13,217)	(14,057)	(198,853)
Preferred dividends, declared and undeclared	(8,762)	(7,985)	(26,001)	(23,800)
Amortization of preferred stock discount	(306)	(781)	(933)	(2,386)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,231)	$(21,983)	$(40,991)	$(225,039)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(3.31)	$(9.53)	$(14.93)	$(99.62)
Weighted average common shares outstanding - basic	2,785	2,306	2,746	2,259
Diluted:
Net income (loss) attributable to common stockholders	$(3.64)	$(9.53)	$(14.93)	$(99.62)
Weighted average common shares outstanding - diluted	2,982	2,306	2,746	2,259

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$(356)	$(14,140)	$(14,774)	$(201,298)
(Income) loss from consolidated entities attributable to noncontrolling interests	180	319	509	757
Net (income) loss attributable to redeemable noncontrolling interests	13	604	208	1,688
Net income (loss) attributable to the company	(163)	(13,217)	(14,057)	(198,853)
Interest expense	1,324	1,212	3,881	3,537
Amortization of loan costs	78	84	214	235
Depreciation and amortization	9,298	11,200	28,346	33,156
Income tax expense (benefit)	98	(1,833)	(1,550)	(7,404)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	(13)	(35)	(56)	(396)
EBITDA	10,622	(2,589)	16,778	(169,725)
Non-cash stock-based compensation	860	2,013	4,041	4,762
Market change in deferred compensation plan	(1,611)	(869)	1,190	(3,566)
Change in contingent consideration fair value	—	134	22	745
Transaction costs	745	214	2,237	777
Loss on disposal of assets	157	6,513	1,323	6,541
Reimbursed software costs, net	(113)	(98)	(320)	(293)
Legal, advisory and settlement costs	800	1,209	1,652	983
Severance and executive recruiting costs	340	165	1,045	2,689
Amortization of hotel signing fees and lock subsidies	135	120	377	389
Other (gain) loss	(529)	(15)	(605)	369
Impairment	1,160	—	1,160	177,950
Adjusted EBITDA	$12,566	$6,797	$28,900	$21,621

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$(356)	$(14,140)	$(14,774)	$(201,298)
(Income) loss from consolidated entities attributable to noncontrolling interests	180	319	509	757
Net (income) loss attributable to redeemable noncontrolling interests	13	604	208	1,688
Preferred dividends, declared and undeclared	(8,762)	(7,985)	(26,001)	(23,800)
Amortization of preferred stock discount	(306)	(781)	(933)	(2,386)
Net income (loss) attributable to common stockholders	(9,231)	(21,983)	(40,991)	(225,039)
Amortization of loan costs	78	84	214	235
Depreciation and amortization	9,298	11,200	28,346	33,156
Net income (loss) attributable to unitholders redeemable noncontrolling interests	(13)	(35)	(56)	(396)
Preferred dividends, declared and undeclared	8,762	7,985	26,001	23,800
Amortization of preferred stock discount	306	781	933	2,386
Non-cash stock-based compensation	860	2,013	4,041	4,762
Market change in deferred compensation plan	(1,611)	(869)	1,190	(3,566)
Change in contingent consideration fair value	—	134	22	745
Transaction costs	745	214	2,237	777
Loss on disposal of assets	157	6,513	1,323	6,541
Non-cash interest from finance lease	200	153	501	461
Reimbursed software costs, net	(113)	(98)	(320)	(293)
Legal, advisory and settlement costs	800	1,209	1,652	983
Severance and executive recruiting costs	340	165	1,045	2,689
Amortization of hotel signing fees and lock subsidies	135	120	377	389
Other (gain) loss	(529)	(15)	(605)	369
Impairment	1,160	—	1,160	177,950
GAAP income tax expense (benefit)	98	(1,833)	(1,550)	(7,404)
Adjusted income tax (expense) benefit (1)	(3,062)	(2,988)	(3,618)	(5,952)
Adjusted net income available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$8,380	$2,750	$21,902	$12,593
Adjusted net income per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$1.11	$0.37	$2.94	$1.75
Weighted average diluted shares	7,570	7,494	7,448	7,180

Components of weighted average diluted shares
Common shares	2,785	2,306	2,746	2,259
Series D convertible preferred stock	4,284	4,136	4,246	4,091
Deferred compensation plan	197	200	198	200
Put options	—	528	—	400
Acquisition related shares	140	307	152	198
Restricted shares and units	164	17	106	32
Weighted average diluted shares	7,570	7,494	7,448	7,180

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP income tax (expense) benefit	$(98)	$1,835	$1,550	$7,404
Less GAAP income tax (expense) benefit attributable to noncontrolling interests	—	2	—	—
GAAP income tax (expense) benefit excluding noncontrolling interests	(98)	1,833	1,550	7,404
Less deferred income tax (expense) benefit	2,964	4,821	5,168	12,918
Less cash income tax benefit from CARES Act	—	—	—	438
Adjusted income tax (expense) benefit (1)	$(3,062)	$(2,988)	$(3,618)	$(5,952)
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) and cash income tax benefits from the CARES Act because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and hospitality products and services businesses, and (ii) provides more useful information to investors regarding our economic performance. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, 2021				Three Months Ended September 30, 2020
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fees - Trust	$7,254	$—	$—	$7,254	$8,653	$—	$—	$8,653
Base advisory fees - Braemar	2,758	—	—	2,758	2,387	—	—	2,387
Incentive advisory fees - Braemar	—	—	—	—	(339)	—	—	(339)
Other advisory revenue - Braemar	131	—	—	131	131	—	—	131
Hotel Management:
Base management fees	—	6,166	—	6,166	—	3,777	—	3,777
Incentive management fees	—	1,584	—	1,584	—	—	—	—
Design and construction fees	—	2,202	—	2,202	—	1,790	—	1,790
Audio visual	—	15,108	—	15,108	—	3,114	—	3,114
Other	28	13,076	—	13,104	55	8,166	1	8,222
Cost reimbursement revenue	7,765	45,419	864	54,048	5,903	21,510	720	28,133
Total revenues	17,936	83,555	864	102,355	16,790	38,357	721	55,868
EXPENSES
Salaries and benefits	—	7,164	7,324	14,488	—	5,729	7,283	13,012
Market change in deferred compensation plan	—	—	(1,611)	(1,611)	—	—	(869)	(869)
Non-cash equity-based compensation	—	85	825	910	—	36	1,740	1,776
Cost of audio visual revenues	—	11,353	—	11,353	—	3,126	—	3,126
Cost of design and construction revenues	—	1,032	—	1,032	—	703	—	703
Depreciation and amortization	980	7,000	76	8,056	2,128	7,587	379	10,094
General and administrative	—	4,776	2,815	7,591	—	3,406	2,035	5,441
Impairment	—	1,160	—	1,160	—	—	—	—
Other	26	4,724	8	4,758	6,430	2,699	18	9,147
Reimbursed expenses	2,304	45,325	864	48,493	1,934	21,329	721	23,984
REIT non-cash equity-based compensation	5,404	94	—	5,498	3,907	181	—	4,088
Total operating expenses	8,714	82,713	10,301	101,728	14,399	44,796	11,307	70,502
OPERATING INCOME (LOSS)	9,222	842	(9,437)	627	2,391	(6,439)	(10,586)	(14,634)
Other	—	(593)	(292)	(885)	—	(943)	(398)	(1,341)
INCOME (LOSS) BEFORE INCOME TAXES	9,222	249	(9,729)	(258)	2,391	(7,382)	(10,984)	(15,975)
Income tax (expense) benefit	(2,011)	(516)	2,429	(98)	(505)	306	2,034	1,835
NET INCOME (LOSS)	7,211	(267)	(7,300)	(356)	1,886	(7,076)	(8,950)	(14,140)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	180	—	180	—	319	—	319
Net (income) loss attributable to redeemable noncontrolling interests	—	—	13	13	—	569	35	604
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$7,211	$(87)	$(7,287)	$(163)	$1,886	$(6,188)	$(8,915)	$(13,217)
Interest expense	—	1,056	268	1,324	—	900	312	1,212
Amortization of loan costs	—	55	23	78	—	14	70	84
Depreciation and amortization	980	8,242	76	9,298	2,128	8,693	379	11,200
Income tax expense (benefit)	2,011	516	(2,429)	98	505	(304)	(2,034)	(1,833)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	—	—	(13)	(13)	—	—	(35)	(35)
EBITDA	10,202	9,782	(9,362)	10,622	4,519	3,115	(10,223)	(2,589)
Non-cash stock-based compensation	—	36	824	860	—	33	1,980	2,013
Market change in deferred compensation plan	—	—	(1,611)	(1,611)	—	—	(869)	(869)
Change in contingent consideration fair value	—	—	—	—	—	134	—	134
Transaction related costs	—	169	576	745	—	107	107	214
Loss on disposal of assets	26	131	—	157	6,430	83	—	6,513
Reimbursed software costs, net	(113)	—	—	(113)	(98)	—	—	(98)
Legal, advisory and settlement costs	—	10	790	800	339	15	855	1,209
Severance and executive recruiting costs	—	26	314	340	—	159	6	165
Amortization of hotel signing fees and lock subsidies	—	135	—	135	—	120	—	120
Other (gain) loss	—	(532)	3	(529)	—	(31)	16	(15)
Impairment	—	1,160	—	1,160	—	—	—	—
Adjusted EBITDA	10,115	10,917	(8,466)	12,566	11,190	3,735	(8,128)	6,797
Interest expense	—	(1,056)	(268)	(1,324)	—	(900)	(312)	(1,212)
Non-cash interest from finance lease	—	200	—	200	—	153	—	153
Adjusted income tax (expense) benefit	(2,200)	(1,236)	374	(3,062)	(3,245)	(1,635)	1,892	(2,988)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$7,915	$8,825	$(8,360)	$8,380	$7,945	$1,353	$(6,548)	$2,750
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (1)	$1.05	$1.17	$(1.10)	$1.11	$1.06	$0.18	$(0.87)	$0.37
Weighted average diluted shares	7,570	7,570	7,570	7,570	7,494	7,494	7,494	7,494
(1) The sum of the adjusted net income (loss) per diluted share, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Nine Months Ended September 30, 2021				Nine Months Ended September 30, 2020
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fees - Trust	$21,762	$—	$—	$21,762	$26,127	$—	$—	$26,127
Base advisory fees - Braemar	7,981	—	—	7,981	7,580	—	—	7,580
Incentive advisory fees - Braemar	—	—	—	—	—	—	—	—
Other advisory revenue - Braemar	389	—	—	389	391	—	—	391
Hotel Management:
Base management fees	—	15,331	—	15,331	—	13,592	—	13,592
Incentive management fees	—	3,406	—	3,406	—	—	—	—
Design and construction fees	—	5,611	—	5,611	—	7,780	—	7,780
Audio visual	—	28,170	—	28,170	—	33,758	—	33,758
Other	61	35,838	—	35,899	195	18,054	1	18,250
Cost reimbursement revenue	19,556	114,762	1,761	136,079	19,004	106,516	2,310	127,830
Total revenues	49,749	203,118	1,761	254,628	53,297	179,700	2,311	235,308
EXPENSES
Salaries and benefits	—	19,693	23,073	42,766	—	20,633	23,020	43,653
Market change in deferred compensation plan	—	—	1,190	1,190	—	—	(3,566)	(3,566)
Non-cash equity-based compensation	—	443	3,207	3,650	—	29	4,059	4,088
Cost of audio visual revenues	—	22,611	—	22,611	—	25,872	—	25,872
Cost of design and construction revenues	—	2,812	—	2,812	—	3,032	—	3,032
Depreciation and amortization	3,053	20,960	441	24,454	7,004	22,633	535	30,172
General and administrative	—	11,680	7,119	18,799	—	10,816	4,880	15,696
Impairment	—	1,160	—	1,160	—	178,213	—	178,213
Other	645	12,757	26	13,428	6,430	8,250	54	14,734
Reimbursed expenses	5,925	114,454	1,761	122,140	6,440	105,599	2,311	114,350
REIT non-cash equity-based compensation	13,368	308	—	13,676	12,371	917	—	13,288
Total operating expenses	22,991	206,878	36,817	266,686	32,245	375,994	31,293	439,532
OPERATING INCOME (LOSS)	26,758	(3,760)	(35,056)	(12,058)	21,052	(196,294)	(28,982)	(204,224)
Other	—	(3,318)	(948)	(4,266)	—	(3,370)	(1,108)	(4,478)
INCOME (LOSS) BEFORE INCOME TAXES	26,758	(7,078)	(36,004)	(16,324)	21,052	(199,664)	(30,090)	(208,702)
Income tax (expense) benefit	(6,144)	(991)	8,685	1,550	(4,928)	3,802	8,530	7,404
NET INCOME (LOSS)	20,614	(8,069)	(27,319)	(14,774)	16,124	(195,862)	(21,560)	(201,298)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	509	—	509	—	757	—	757
Net (income) loss attributable to redeemable noncontrolling interests	—	152	56	208	—	1,292	396	1,688
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$20,614	$(7,408)	$(27,263)	$(14,057)	16,124	(193,813)	(21,164)	(198,853)
Interest expense	—	3,047	834	3,881	—	2,734	803	3,537
Amortization of loan costs	—	116	98	214	—	47	188	235
Depreciation and amortization	3,053	24,852	441	28,346	7,004	25,617	535	33,156
Income tax expense (benefit)	6,144	991	(8,685)	(1,550)	4,928	(3,802)	(8,530)	(7,404)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	—	—	(56)	(56)	—	—	(396)	(396)
EBITDA	29,811	21,598	(34,631)	16,778	28,056	(169,217)	(28,564)	(169,725)
Non-cash stock-based compensation	—	750	3,291	4,041	—	346	4,416	4,762
Market change in deferred compensation plan	—	—	1,190	1,190	—	—	(3,566)	(3,566)
Change in contingent consideration fair value	—	22	—	22	—	745	—	745
Transaction related costs	—	541	1,696	2,237	—	281	496	777
Loss on disposal of assets	645	678	—	1,323	6,430	111	—	6,541
Reimbursed software costs, net	(320)	—	—	(320)	(293)	—	—	(293)
Legal, advisory and settlement costs	—	305	1,347	1,652	—	15	968	983
Severance and executive recruiting costs	—	126	919	1,045	—	2,159	530	2,689
Amortization of hotel signing fees and lock subsidies	—	377	—	377	—	389	—	389
Other (gain) loss	—	(642)	37	(605)	—	224	145	369
Impairment	—	1,160	—	1,160	—	177,950	—	177,950
Adjusted EBITDA	30,136	24,915	(26,151)	28,900	34,193	13,003	(25,575)	21,621
Interest expense	—	(3,047)	(834)	(3,881)	—	(2,734)	(803)	(3,537)
Non-cash interest from finance lease	—	501	—	501	—	461	—	461
Adjusted income tax (expense) benefit	(7,646)	(4,373)	8,401	(3,618)	(10,073)	(2,526)	6,647	(5,952)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$22,490	$17,996	$(18,584)	$21,902	$24,120	$8,204	$(19,731)	$12,593
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (1)	$3.02	$2.42	$(2.50)	$2.94	$3.36	$1.14	$(2.75)	$1.75
Weighted average diluted shares	7,448	7,448	7,448	7,448	7,180	7,180	7,180	7,180
(1) The sum of the adjusted net income (loss) per diluted share, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, 2021						Three Months Ended September 30, 2020
	Remington	Premier	Inspire	OpenKey	Other (1)	Hospitality Products & Services	Remington	Premier	Inspire	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Hotel Management:
Base management fees	$6,166	$—	$—	$—	$—	$6,166	$3,777	$—	$—	$—	$—	$3,777
Incentive management fees	1,584	—	—	—	—	1,584	—	—	—	—	—	—
Design and construction fees	—	2,202	—	—	—	2,202	—	1,790	—	—	—	1,790
Audio visual	—	—	15,108	—	—	15,108	—	—	3,114	—	—	3,114
Other	—	—	—	505	12,571	13,076	—	—	—	341	7,825	8,166
Cost reimbursement revenue	44,574	845	—	—	—	45,419	21,023	487	—	—	—	21,510
Total revenues	52,324	3,047	15,108	505	12,571	83,555	24,800	2,277	3,114	341	7,825	38,357
EXPENSES
Salaries and benefits	3,165	810	1,741	563	885	7,164	2,643	615	1,177	650	644	5,729
Non-cash equity-based compensation	6	14	58	—	7	85	(2)	25	12	1	—	36
Cost of audio visual revenues	—	—	11,353	—	—	11,353	—	—	3,126	—	—	3,126
Cost of design and construction revenues	—	1,032	—	—	—	1,032	—	703	—	—	—	703
Depreciation and amortization	3,036	3,058	471	4	431	7,000	3,514	3,157	494	5	417	7,587
General and administrative	577	394	1,667	651	1,487	4,776	460	319	1,584	271	772	3,406
Impairment	—	—	1,160	—	—	1,160	—	—	—	—	—	—
Other	—	—	—	159	4,565	4,724	—	—	134	113	2,452	2,699
Reimbursed expenses	44,523	802	—	—	—	45,325	20,885	444	—	—	—	21,329
REIT non-cash equity-based compensation	51	43	—	—	—	94	138	43	—	—	—	181
Total operating expenses	51,358	6,153	16,450	1,377	7,375	82,713	27,638	5,306	6,527	1,040	4,285	44,796
OPERATING INCOME (LOSS)	966	(3,106)	(1,342)	(872)	5,196	842	(2,838)	(3,029)	(3,413)	(699)	3,540	(6,439)
Other	466	—	(184)	—	(875)	(593)	—	—	(209)	—	(734)	(943)
INCOME (LOSS) BEFORE INCOME TAXES	1,432	(3,106)	(1,526)	(872)	4,321	249	(2,838)	(3,029)	(3,622)	(699)	2,806	(7,382)
Income tax (expense) benefit	(469)	728	350	—	(1,125)	(516)	(502)	624	816	—	(632)	306
NET INCOME (LOSS)	963	(2,378)	(1,176)	(872)	3,196	(267)	(3,340)	(2,405)	(2,806)	(699)	2,174	(7,076)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	215	(35)	180	—	—	—	181	138	319
Net (income) loss attributable to redeemable noncontrolling interests	—	—	—	—	—	—	—	—	392	177	—	569
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$963	$(2,378)	$(1,176)	$(657)	$3,161	$(87)	$(3,340)	$(2,405)	$(2,414)	$(341)	$2,312	$(6,188)
Interest expense	—	—	257	—	799	1,056	—	—	165	—	735	900
Amortization of loan costs	—	—	43	—	12	55	—	—	13	—	1	14
Depreciation and amortization	3,036	3,058	1,716	4	428	8,242	3,514	3,157	1,559	2	461	8,693
Income tax expense (benefit)	469	(728)	(350)	—	1,125	516	502	(624)	(814)	—	632	(304)
EBITDA	4,468	(48)	490	(653)	5,525	9,782	676	128	(1,491)	(339)	4,141	3,115
Non-cash stock-based compensation	—	14	22	—	—	36	(3)	25	11	—	—	33
Change in contingent consideration fair value	—	—	—	—	—	—	—	—	134	—	—	134
Transaction related costs	—	—	76	—	93	169	92	—	—	—	15	107
Loss on disposal of assets	—	—	131	—	—	131	—	—	79	—	4	83
Legal, advisory and settlement costs	—	—	10	—	—	10	—	—	15	—	—	15
Severance and executive recruiting costs	18	—	—	—	8	26	94	65	—	—	—	159
Amortization of hotel signing fees and lock subsidies	—	—	128	7	—	135	—	—	112	8	—	120
Other (gain) loss	(375)	—	(157)	—	—	(532)	—	—	(31)	—	—	(31)
Impairment	—	—	1,160	—	—	1,160	—	—	—	—	—	—
Adjusted EBITDA	4,111	(34)	1,860	(646)	5,626	10,917	859	218	(1,171)	(331)	4,160	3,735
Interest expense	—	—	(257)	—	(799)	(1,056)	—	—	(165)	—	(735)	(900)
Non-cash interest from finance lease	—	—	—	—	200	200	—	—	—	—	153	153
Adjusted income tax (expense) benefit	(1,180)	101	671	—	(828)	(1,236)	(614)	(175)	178	—	(1,024)	(1,635)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$2,931	$67	$2,274	$(646)	$4,199	$8,825	$245	$43	$(1,158)	$(331)	$2,554	$1,353
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (2)	$0.39	$0.01	$0.30	$(0.09)	$0.55	$1.17	$0.03	$0.01	$(0.15)	$(0.04)	$0.34	$0.18
Weighted average diluted shares	7,570	7,570	7,570	7,570	7,570	7,570	7,494	7,494	7,494	7,494	7,494	7,494
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Nine Months Ended September 30, 2021						Nine Months Ended September 30, 2020
	Remington	Premier	Inspire	OpenKey	Other (1)	Hospitality Products & Services	Remington	Premier	Inspire	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Hotel Management:
Base management fees	$15,331	$—	$—	$—	$—	$15,331	$13,592	$—	$—	$—	$—	$13,592
Incentive management fees	3,406	—	—	—	—	3,406	—	—	—	—	—	—
Design and construction fees	—	5,611	—	—	—	5,611	—	7,780	—	—	—	7,780
Audio visual	—	—	28,170	—	—	28,170	—	—	33,758	—	—	33,758
Other	20	—	—	1,436	34,382	35,838	—	—	—	1,155	16,899	18,054
Cost reimbursement revenue	112,952	1,810	—	—	—	114,762	104,123	2,393	—	—	—	106,516
Total revenues	131,709	7,421	28,170	1,436	34,382	203,118	117,715	10,173	33,758	1,155	16,899	179,700
EXPENSES
Salaries and benefits	8,602	2,265	4,763	1,757	2,306	19,693	9,305	2,223	5,507	1,564	2,034	20,633
Non-cash equity-based compensation	297	47	86	5	8	443	(81)	68	38	4	—	29
Cost of audio visual revenues	—	—	22,611	—	—	22,611	—	—	25,872	—	—	25,872
Cost of design and construction revenues	—	2,812	—	—	—	2,812	—	3,032	—	—	—	3,032
Depreciation and amortization	9,104	9,171	1,408	12	1,265	20,960	10,425	9,471	1,486	15	1,236	22,633
General and administrative	1,471	1,079	4,182	1,713	3,235	11,680	1,529	1,226	5,309	779	1,973	10,816
Impairment	—	—	1,160	—	—	1,160	126,548	49,524	2,141	—	—	178,213
Other	—	—	22	459	12,276	12,757	—	—	752	410	7,088	8,250
Reimbursed expenses	112,768	1,686	—	—	—	114,454	103,539	2,060	—	—	—	105,599
REIT non-cash equity-based compensation	184	124	—	—	—	308	584	333	—	—	—	917
Total operating expenses	132,426	17,184	34,232	3,946	19,090	206,878	251,849	67,937	41,105	2,772	12,331	375,994
OPERATING INCOME (LOSS)	(717)	(9,763)	(6,062)	(2,510)	15,292	(3,760)	(134,134)	(57,764)	(7,347)	(1,617)	4,568	(196,294)
Other	73	—	(748)	(1)	(2,642)	(3,318)	(360)	—	(992)	(6)	(2,012)	(3,370)
INCOME (LOSS) BEFORE INCOME TAXES	(644)	(9,763)	(6,810)	(2,511)	12,650	(7,078)	(134,494)	(57,764)	(8,339)	(1,623)	2,556	(199,664)
Income tax (expense) benefit	(1,132)	2,048	1,427	—	(3,334)	(991)	1,212	1,351	1,853	—	(614)	3,802
NET INCOME (LOSS)	(1,776)	(7,715)	(5,383)	(2,511)	9,316	(8,069)	(133,282)	(56,413)	(6,486)	(1,623)	1,942	(195,862)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	626	(117)	509	—	—	—	420	337	757
Net (income) loss attributable to redeemable noncontrolling interests	—	—	—	152	—	152	—	—	870	422	—	1,292
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(1,776)	$(7,715)	$(5,383)	$(1,733)	$9,199	$(7,408)	$(133,282)	$(56,413)	$(5,616)	$(781)	$2,279	$(193,813)
Interest expense	—	—	670	—	2,377	3,047	—	—	555	—	2,179	2,734
Amortization of loan costs	—	—	87	—	29	116	—	—	38	—	9	47
Depreciation and amortization	9,104	9,171	5,154	8	1,415	24,852	10,425	9,471	4,555	7	1,159	25,617
Income tax expense (benefit)	1,132	(2,048)	(1,427)	—	3,334	991	(1,212)	(1,351)	(1,853)	—	614	(3,802)
EBITDA	8,460	(592)	(899)	(1,725)	16,354	21,598	(124,069)	(48,293)	(2,321)	(774)	6,240	(169,217)
Non-cash stock-based compensation	650	47	50	3	—	750	242	68	34	2	—	346
Change in contingent consideration fair value	—	—	22	—	—	22	—	—	747	—	(2)	745
Transaction related costs	159	—	76	—	306	541	235	—	—	—	46	281
Loss on disposal of assets	—	—	704	—	(26)	678	—	—	107	—	4	111
Legal, advisory and settlement costs	25	—	280	—	—	305	—	—	15	—	—	15
Severance and executive recruiting costs	79	—	—	39	8	126	881	483	732	6	57	2,159
Amortization of hotel signing fees and lock subsidies	—	—	355	22	—	377	—	—	363	26	—	389
Other (gain) loss	(375)	—	(266)	(1)	—	(642)	—	—	224	—	—	224
Impairment	—	—	1,160	—	—	1,160	126,548	49,524	1,878	—	—	177,950
Adjusted EBITDA	8,998	(545)	1,482	(1,662)	16,642	24,915	3,837	1,782	1,779	(740)	6,345	13,003
Interest expense	—	—	(670)	—	(2,377)	(3,047)	—	—	(555)	—	(2,179)	(2,734)
Non-cash interest from finance lease	—	—	—	—	501	501	—	—	—	—	461	461
Adjusted income tax (expense) benefit	(1,770)	(176)	531	—	(2,958)	(4,373)	(1,524)	(815)	772	—	(959)	(2,526)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$7,228	$(721)	$1,343	$(1,662)	$11,808	$17,996	$2,313	$967	$1,996	$(740)	$3,668	$8,204
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (2)	$0.97	$(0.10)	$0.18	$(0.22)	$1.59	$2.42	$0.32	$0.13	$0.28	$(0.10)	$0.51	$1.14
Weighted average diluted shares	7,448	7,448	7,448	7,448	7,448	7,448	7,180	7,180	7,180	7,180	7,180	7,180
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.